                                                                   EXHIBIT 10.19


                            AGREEMENT OF SUBSUBLEASE

                                     between

                          AMERIQUEST TECHNOLOGIES, INC.
                                 Subsublandlord


                                       and


                         SYNDICATED OFFICE SYSTEMS, INC.
                                       and
                          TENET HEALTHCARE CORPORATION
                                formerly known as
                       National Medical Enterprises, Inc.
                                  Subsubtenant

                                    Premises:

                                  A portion of
                                 MACARTHUR PLACE
                              3 Imperial Promenade
                              Santa Ana, California

1.     Subsubleasing of Premises................................................................1

2.     Term.....................................................................................1

3.     Cancellation Rights......................................................................3

4.     Rents....................................................................................3

5.     Condition of the Premises................................................................5

6.     Incorporation of the Master Lease........................................................5

7.     Covenant of Quiet Enjoyment..............................................................9

8.     Assignment and Undersubletting...........................................................9

9.     Alterations.............................................................................10

10.    Notices.................................................................................11

11.    Parking.................................................................................11

12.    Signage.................................................................................12

13.    Master Landlord's Consent...............................................................12

14.    Miscellaneous...........................................................................13

15.    Participation Agreement; Agreement Regarding Engineering and
       Construction Services...................................................................14

16.    Binding Effect..........................................................................15

                                   EXHIBIT A3

       THIS AGREEMENT OF SUBSUBLEASE (this "Subsublease") is made as of the 18th day of January, 1996, between AMERIQUEST TECHNOLOGIES, INC., a Delaware corporation presently having an office address at 3 Imperial Promenade, Suite 300, Santa Ana, California ("Subsublandlord") and Syndicated Office Systems, Inc., and Tenet Healthcare Corporation, formerly known as National Medical Enterprises, Inc. a Delaware corporation, presently having an office at 3 Imperial Promenade, Suite 1100, Santa Ana, California (collectively, "Subsubtenant").

                              W I T N E S S E T H:

       WHEREAS Brookfield Imperial, Inc., a California corporation is the successor in interest to BCE Development Inc. ("Master Landlord") under that certain lease dated June 27, 1989, as amended by amendments thereto dated October 24, 1991 and September 23, 1992 (as so and hereafter amended, the "Master Lease") and subsequently subleased to AmeriQuest Technologies, Inc., by the Austin Company ("Sublandlord") dated December 5, 1994, demised portions (the "Premises") of the building known as 3 Imperial Promenade, Suites 200 which consists of 28,317 rentable square feet and 300 which consists of 26,663 rentable square feet, 3 Imperial Promenade, Santa Ana, California (the "Building"). (All capitalized terms not otherwise defined herein shall have the meaning given them in the Master Lease.) The Premises is depicted as "Exhibit A1" for Suite 200 and "Exhibit A2" for Suite 300.

       WHEREAS Subsublandlord desires to subsublease to Subsubtenant, and Subsubtenant desires to subsublease from Subsublandlord, the Premises on the terms and conditions contained herein.

       NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:


       1.     Subsubleasing of Premises.

       Subsublandlord hereby subsubleases to Subsubtenant, and Subsubtenant hereby hires from Subsublandlord, all of the Premises.


       2.     Term.

       The term of this Subsublease shall commence on May 1, 1996, for Suite 200 and March 1, 1997 for Suite 300 (the "Commencement Date") and shall end on March 31, 2006 or on such earlier date upon which such term shall expire or be terminated pursuant to any of the conditions or covenants of this Subsublease or pursuant to law; provided, however, that if Subsublandlord is unable to deliver possession of the Premises to Subsubtenant on the Commencement Date set forth above because, either Sublandlord or the Master Landlord has not consented to this Subsublease, Subsublandlord shall not be subject to any liability for its failure to give possession and the validity of this Subsublease shall not be impaired, nor shall the same be construed to extend the term of this Subsublease, and the Commencement Date shall be that date after receipt by Subsublandlord of the Master Landlord's consent and delivery of possession of the Premises to Subsubtenant. Notwithstanding the foregoing, Subsublandlord shall use its best reasonable efforts to vacate Suite 200 by March 15, 1996 so Subsubtenant shall have the right to early access to Suite 200 for tenant improvements, wiring, set-up and testing forty five (45) days prior to the Commencement Date. During the forty five (45) day period, Subsubtenant shall install partitions, which are mutually acceptable to Subsubtenant and Subsublandlord, (consent by Subsublandlord shall not be unreasonably withheld) at the top and bottom of the common stairway connecting the third floor reception area with the second floor. The costs of the partitions shall be reasonable, and shared equally by Subsublandlord and Subsubtenant. Subsubtenant and Subsublandlord will work toward a mutually satisfactory schedule which has been agreed to be March 15, 1996 so to allow Subsublandlord reasonable time to relocate out of Suite 200 and allow Subsubtenant to do the proposed tenant improvement work. In addition, Subsublandlord shall use its best reasonable efforts to vacate Suite 300 so Subsubtenant shall have the right to early access to Suite 300 for tenant improvements, wiring, set-up and testing thirty (30) days prior to the Commencement Date, which shall be January 29th, 1997.

       In order to accommodate Subsubtenant's special needs, prior to the Commencement Date Subsublandlord shall use its reasonable best efforts to make portions of the Premises available for the installation of tenant Improvements provided Subsubtenant complies with Section 9.2 below.

       Subsublandlord will continue to have reasonable access and use of the existing computer room in Suite 200 until Subsubtenant occupies Suite 300. There will be no charge to Subsublandlord for the use of the computer room, which use shall cease 30 days prior to Subsubtenant occupying Suite 300. Subsublandlord shall provide keypad access at the computer room door, stairwell and at each end of the corridor which accesses the computer room. If the proposed keypad system does not meet City of Santa Ana codes, then Subsublandlord and Subsubtenant shall work toward a mutually agreeable solution. Should Subsublandlord no longer use the computer room primarily for computer purposes, then Subsubtenant shall assume the space. The computer room is outlined and indicated as "Exhibit A3". Subsubtenant reserves the right to access the computer room with prior reasonable notice to Subsublandlord for assessing Subsubtenant future improvements.

       Subsublandlord and Subsubtenant covenant and agree that while Subsublandlord maintains and operates its computer room on the Second (2nd) Floor, Subsublandlord shall comply with the insurance provisions of Section 22 of the Master Lease as if Subsublandlord were the Tenant under the Master Lease and shall (1) name Subsubtenants as an additional insured but only with respect to liability arising out of Subsublandlord's use, operation and occupancy of the computer room, (2) contain a cross-liability provision for Subsubtenant's benefit, and (3) contain a provision that the insurance provided by Subsublandlord under Section 22 of the Master Lease shall be primary and non-contributing with any other insurance available to Subsubtenant. Further, Subsublandlord shall provide a business interruption and loss of income policy for the sole and exclusive benefit of Subsubtenant, during all periods in which Subsublandlord occupies the 2nd floor computer room. With respect to the space occupied by Subsubtenant under this Subsublease, Subsubtenant shall comply with
Section 22 of the Master Lease as though Subsubtenant were the Tenant under the Master Lease.


       3.     Cancellation Rights.

              Provided Subsubtenant is not then in breach of this Subsublease, Subsubtenant may elect to terminate this Subsublease on September 30, 2000 by delivering written notice of that intent to terminate ("Termination Notice") to Subsublandlord on or before September 30, 1999. The Termination Notice shall only be effective if, concurrently with the Termination Notice, Tenant pays Subsublandlord $1,100,000.00 ("Termination Payment"). The Termination Payment shall be in addition to and not in lieu of the Fixed Rent and all other payments (except payments for damages under Paragraph 25(c) of the Master Lease) Subsubtenant is obligated to pay under the Subsublease during the period up to September 30, 2000; provided, however, that on the date the Subsublease terminates under this paragraph, Subsubtenant shall be released from Subsubtenant's obligations to pay Fixed Rent, Additional Rent, or other rent which arise under this Subsublease subsequent to that date (other than obligations under indemnity provisions). Nothing contained in this paragraph shall be construed to release Subsubtenant from any of its obligations which arise under this Subsublease upon the termination of the Subsublease or the expiration of the Term, including without limitation those tenant obligations which arise under Paragraphs 14 and 33 of the Master Lease.



       4.     Rents.

              4.1 Subsubtenant shall pay to Subsublandlord Fixed Rent at the rate of $1.55 per square foot of the Premises per month which amount is $43,891.35 for Suite 200 and $41,327.65 for Suite 300 ("Fixed Rent"), with the first full month's Fixed Rent for suite 200 only payable upon execution of this Subsublease with the first full month's Fixed Rent for suite 300 only upon occupancy and with each subsequent month's Fixed Rent payable on the first day of each month following the Commencement Date; provided, however, that if the Commencement Date is other than the first day of a month (a) the first payment due shall be calculated on a pro-rata basis considering the portion of the month falling on or after the Commencement Date and (b) the payment due on the first day of any month in which shall occur any anniversary of the Commencement Date shall be calculated on a pro-rata basis considering the rate of fixed rent applicable to each portion of such month. Subsublandlord shall abate the Fixed Rent payments due for months two (2) through eight and one half (8 1/2) of this Subsublease for Suite 200 and Suite 300, respectively, provided that Subsubtenant is not in default with respect to any of its obligations under this Subsublease at the commencement of any such month. The square footage of the Premises shall be as calculated by the Master Landlord under the Master Lease.

              4.2 In addition to the Fixed Rent, Subsubtenant shall pay monthly commencing in January, 1997 for Suite 200 and January 1998 for Suite 300 all incremental expenses referred to in the Master Lease as "Operating Expenses" in excess of those amounts calculated for calendar year 1996, based on the assumption that such 1996 Operating Expenses will be the base year for Suite 200 and on the assumption that such 1997 Operating Expenses will be the base year for Suite 300. Operating Expenses are based on the higher of (i) a ninety-five percent (95%) occupancy rate, or (ii) the actual occupancy rate. The intent of the parties under this provision is that Subsublandlord shall be responsible during the Term hereof for the proportionate share of Operating Expenses each year of the Term up to but not in excess of the annual obligation therefor relating to calendar year 1996 for Suite 200 and calendar year 1997 for Suite 300.

              4.3 As used herein the term "Additional Rent" shall refer to all sums of money which shall become due from and payable by Subsubtenant to Subsublandlord hereunder, other than Fixed Rent, and the term "Rents" shall refer to Fixed Rent and Additional Rent. All Rents shall be payable in lawful money of the United States at such place and to such person as Subsublandlord shall from time to time designate.

              4.4 Subsubtenant shall promptly pay all Rents as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever except as otherwise provided for herein and, in the event of Subsubtenant's failure to pay any Additional Rent when due, Subsublandlord shall have all of the rights and remedies provided for herein or at law or in equity in the case of non-payment of Fixed Rent.

              4.5 Subsublandlord's failure during the term of this Subsublease to prepare and deliver any statements or bills required or permitted to be delivered to Subsubtenant hereunder, or Subsublandlord's failure to make a demand under this Subsublease, shall not in any way be deemed to be a waiver of, or cause Subsublandlord to forfeit or surrender, its rights to collect any rents which may have become due pursuant to this subsublease during the term hereof. Subsubtenant's liability for rents accruing during the term of this Subsublease shall survive the expiration or sooner termination of this Subsublease.

              4.6 Subsubtenant shall have the right, subject to obtaining all reviews, approvals and consents required by the Master Lease, to perform certain Subsubtenant improvements to the Premises such as partitioning, doors, floor coverings (the "Subsubtenant Improvements"). Subsublandlord shall provide subsubtenant a tenant improvement allowance of $6.00 per rentable square foot for the Premises subsubleased by Subsubtenant, paid by Subsublandlord to Subsubtenant within 30 days of Subsubtenant's occupancy of Suite 200 and Suite 300, respectively.

       5.     Condition of the Premises.

              Subsubtenant represents that it has examined (or waived examination of) the Premises. Subsublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises (including any latent defects in or to the Premises), the uses to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Subsublease. Subsubtenant agrees to accept the Premises in their "as is" condition as of the date hereof as the same may be affected by reasonable wear and tear after the date hereof, and (b) Subsublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises for Subsubtenant's occupancy. However, notwithstanding the above, Subsublandlord shall use best effort to remove all furniture, personal fixtures and trash from the Premises upon vacating the Premises.


       6.     Incorporation of the Master Lease and Sublease.

              6.1 Subsublandlord represents that a true and complete copy of the Master Lease and Sublease is attached hereto as Exhibit B. Subsublandlord shall not voluntarily surrender the Master Lease and Sublease or amend the same in a manner adverse to Subsubtenant. If the Master Lease and Sublease shall terminate for any reason then this Subsublease shall also terminate without liability of either party to the other on account thereof; provided, however, that if such termination of the Master Lease and Sublease shall have arisen out of

                   (a) any default by Subsublandlord as subtenant thereunder not arising out of any default by Subsubtenant as Subsubtenant hereunder, or

                   (b) a voluntary surrender by Subsublandlord in violation of the preceding sentence, then such termination shall be deemed to be a violation of Section 7 hereof and Subsublandlord shall be liable to Subsubtenant to the extent provided by applicable law on account thereof. This Subsublease is expressly subject to all of the obligations of Subsublandlord as Subtenant under the Master Lease.

              6.2 Except as otherwise expressly provided in, or otherwise inconsistent with, this Subsublease, the provisions of the Master Lease listed below (the "Incorporated Provisions") are hereby incorporated in this Subsublease by reference with the same force and effect as if set forth at length herein, except that unless the context requires otherwise,

                   (i) references in such provisions to Landlord shall be deemed to refer to Subsublandlord,

                   (ii) references in such provisions to Tenant shall be deemed to refer to Subsubtenant,

                   (iii) references in such provisions to the Premises or the Demised Premises shall be deemed to refer to the Premises hereunder,

                   (iv) references in such provisions to other Incorporated Provisions shall be deemed to refer to such Incorporated Provisions as incorporated herein,

                   (v) references in such provisions to superior lease shall be deemed to refer to leases to which the Master Lease is subordinate and references in such provisions to superior mortgages shall refer to mortgages to which the Master Lease is subordinate,

                   (vi) references in such provisions to subleases, subletting, or subtenants shall be deemed to refer to undersubsubleases, undersubsubletting, and undersubsubtenants,

                   (vii) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subsubtenant is required to furnish insurance, indemnification or other similar protection to or for Subsublandlord, or to take some act as designated or directed by Subsublandlord or to the satisfaction of Subsublandlord, Subsubtenant shall be required to furnish the same to or for Sublandlord, Master Landlord and Subsublandlord, or to take the same as designated or directed by Master Landlord, Sublandlord, or Subsublandlord or to the satisfaction of Master Landlord, Sublandlord or Subsublandlord,

                   (viii) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subsubtenant is required to obtain the consent or approval of Subsublandlord to or with respect to any act, omission or thing (e.g. to any under subsublease or assignment or to the making of any alterations, installations, additions or improvements), Subsubtenant shall be required to obtain the consent or approval of Master Landlord, Sublandlord and Subsublandlord to or with respect to such act, omission or thing. Additionally, any such consent by Sublandlord and Subsublandlord shall not unreasonably be withheld or delayed.

                   (ix) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subsubtenant grants any release, waiver or similar thing to Subsublandlord, Subsubtenant shall be deemed to have granted the same to Master Landlord and Sublandlord,

                   (x) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subsubtenant grants Subsublandlord any right of entry, access or use of the Premises, Subsubtenant shall be deemed to have granted such right to Master Landlord and Sublandlord,

                   (xi) time periods provided for in the Incorporated Provisions shall be shortened or lengthened, as the case may be, as necessary so that actions or omissions relating thereto may be coordinated with the corresponding actions or omissions under the Master Lease or performed within the time required by the Master Lease.

The Incorporated Provisions of the Master Lease are all of the provisions thereof except for Sections 56 and 57 rights to which are reserved by Sublandlord.

              6.3 Notwithstanding anything to the contrary contained in this Subsublease (including any of the Incorporated Provisions as herein incorporated), Subsublandlord shall not be obligated

                   (i) to provide any of the services that Master Landlord has agreed to in the Master Lease to provide or is required by law to provide, or

                   (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make or is required by law to make, or

                   (iii) to comply with any laws or requirements of public authorities, or

                   (iv) to take or to refrain from taking any other action that Master Landlord has agreed in the Master Lease to take or to refrain from taking or is required by law to take or to refrain from taking (including, in either case, any obligations with respect to giving consents, approvals, etc.), or

                   (v) to perform any obligation that Master Landlord has agreed in the Master Lease to perform, and Subsublandlord shall have no liability to Subsubtenant on account of any failure of Master Landlord (or Sublandlord) to provide, make, comply with, take, refrain from taking, or perform any of the foregoing. With reference to the foregoing, Subsublandlord agrees:

                      (a) upon Subsubtenant's request, to use reasonable efforts, at Subsubtenant's expense (such expense to be prepaid by Subsubtenant prior to Subsublandlord commencing or continuing to act under this clause (a)), to (x) compel Master Landlord to provide, make, comply, take, refrain from taking or perform the same or (y) recover damages on account of Master Landlord's failure to do so, including within such reasonable efforts the commencement and prosecution, at Subsubtenant's expense, of an action at law or in equity, and

                      (b) that, if any right or remedy of Subsublandlord or any duty or obligation of Master Landlord or Sublandlord in any case under any of the Incorporated Provisions is subject to or conditioned upon Subsublandlord's making any demand upon Master Landlord or giving any notice, request or statement to Master Landlord or taking any other action then, if Subsubtenant shall so request, Subsublandlord, at Subsubtenant's expense (such expense to be prepaid by Subsubtenant prior to Subsublandlord commencing or continuing to act under this clause (b)), shall make such demand, give such notice, request or statement or take such other act.

Subsubtenant shall defend, indemnify and hold harmless Subsublandlord from and against any and all loss, cost, damage and expense incurred by Subsublandlord under or in connection with (1) any such efforts and/or such action, proceeding, or arbitration including reasonable attorneys fees, pursuant to clause (a) above, or (2) any such demand, notice, request, statement or act, pursuant to clause (b) above.

              6.4 Whenever Subsubtenant desires to do any act or thing which requires the consent or approval of Subsublandlord under any of the Incorporated Provisions as incorporated herein:

                  (a) Subsubtenant shall not do such act or thing without first having obtained the consent or approval of Master Landlord, Sublandlord and Subsublandlord;

                  (b) Subsublandlord's right to withhold consent or approval shall be independent of Master Landlord's right. However, such consent shall not unreasonably be withheld or delayed; and

                  (c) without limiting Subsublandlord's right to withhold consent or approval in any instance and notwithstanding any Incorporated Provisions or provision of law requiring Subsublandlord to act reasonably, Subsublandlord shall be entitled, without liability to Subsubtenant on account thereof, to withhold consent or approval whenever and for so long as Master Landlord and/or Sublandlord shall withhold its consent or approval, regardless of whether or not Master Landlord and/or Sublandlord is entitled to withhold such consent or approval and regardless of whether Master Landlord and/or Sublandlord may have liability to Subsublandlord or Subsubtenant on account thereof; and

                  (d) Subsubtenant shall not request Master Landlord's consent or approval or the consent or approval of Sublandlord directly; unless Subsublandlord shall have determined to withhold its consent or approval, the provisions of Section 6.3 above shall be applicable to the obtaining of Master Landlord's consent or approval; neither Subsublandlord's forwarding Subsubtenant's request to Master Landlord and/or Sublandlord nor Subsublandlord's other efforts to obtain Master Landlord's or Sublandlord's consent or approval shall constitute Subsublandlord's consent or approval, and the same shall be without prejudice to Subsublandlord's right to withhold consent or approval.

              6.5 Notwithstanding any other provision of this Subsublease, Subsubtenant shall perform all of its obligations hereunder at such time, by such dates or within such periods as shall be required to avoid any default under the Master Lease from continuing beyond the period for notice and grace provided for in the Master Lease; provided, however, that in no event shall this
Section 6.5 extend the time, date or period by or within which Subsubtenant is required to perform.

              6.6 Subsubtenant shall indemnify Subsublandlord from any loss, cost, damage or expense (including reasonable attorneys fees) arising out of any failure by Subsubtenant to perform any of its obligations under this Subsublease, including any loss, cost, damage or expense which may result from any default under or termination of the Master Lease arising by reason of any such failure.

       7.     Covenant of Quiet Enjoyment.

              So long as Subsubtenant pays all of the Fixed Rent and Additional Rent hereunder, and performs all of Subsubtenant's other obligations hereunder, Subsubtenant shall peaceably and quietly have, hold and enjoy the Premises subject, nevertheless, to the obligations of this Subsublease and to the Master Lease, and to any leases, mortgages and other rights and encumbrances superior in priority to this Subsublease.


       8.     Assignment and Undersubsubletting.

              8.1 Except as provided by and in accordance with the procedure set forth in Section 26 of the Incorporated Provisions as incorporated herein;

                  (a) this Subsublease shall not be assigned, encumbered or otherwise transferred;

                  (b) the Premises shall not be undersubsublet by Subsubtenant in whole or in part, and

                  (c) the Premises shall not be suffered or permitted to be used or occupied by any person other than Subsubtenant, or an affiliate of Subsubtenant in whole or in part, without the prior written consent of Master Landlord, Sublandlord and Subsublandlord in each instance. Any such consent, assignment, encumbrance or other transfer, and any such undersubsublease, use or occupancy shall be subject to all of the Incorporated Provisions.

                  (1) Subsublandlord's right to withhold consent or approval shall be independent of Master Landlord's and Sublandlord's right and, without limiting Subsublandlord's right to withhold consent or approval for any other reason, it is specifically agreed that (i) when requesting Subsublandlord's consent, Subsubtenant shall, with the exception of an affiliate of Subsubtenants, submit detailed financial information regarding the proposed assignee or undersubsubtenant, and (ii) Subsublandlord may reasonably withhold consent or approval if Subsublandlord is not satisfied with the financial strength of the proposed assignee or undersubsubtenant;

                  (2) without limiting Subsublandlord's right to withhold consent or approval in any instance or notwithstanding any Incorporated Provision or provision of law requiring Subsublandlord to act reasonably, Subsublandlord shall be entitled, without liability to Subsubtenant on account thereof, to withhold consent or approval whenever and for so long as Master Landlord or Sublandlord shall withhold its consent or approval, regardless of whether or not Master Landlord or Sublandlord is entitled to withhold such consent or approval and regardless of whether Master Landlord or Sublandlord may have liability to Subsublandlord or Subsubtenant on account thereof; and

                  (3) Subsubtenant shall not request Master Landlord's consent or approval or Sublandlord's consent or approval directly; unless Subsublandlord shall have determined to withhold its consent or approval, the provisions of
Section 6.3 above shall be applicable to the obtaining of Master Landlord's consent or approval; neither Subsublandlord's forwarding Subsubtenant's request to Master Landlord or Sublandlord nor Subsublandlord's other efforts to obtain Master Landlord's consent or approval shall constitute Subsublandlord's consent or approval, and the same shall be without prejudice to Subsublandlord's right to withhold consent or approval; unless Subsublandlord shall have determined to withhold its consent or approval, the provisions of Section 6.3 above shall be applicable to the obtaining of Master Landlord's consent or approval.

              8.2 Any undersubsublease shall be subject and subordinate to this Subsublease. No assignment shall be valid or effective unless and until the assignee shall have delivered to Subsublandlord an instrument, in form reasonably satisfactory to Subsublandlord, pursuant to which the assignee assumes the due observance and performance of all of the obligations of Subsubtenant hereunder.

              8.3 No assignment or undersubsublease shall release the Subsubtenant named herein or any of its successors from any liability hereunder. If this Subsublease is assigned or the Premises or any part thereof are undersubsublet in violation of this Subsublease, Subsublandlord may collect rents from or accept performance from the assignee or undersubsubtenant and no such collection or acceptance shall effect any such release.



       9.     Alterations.

              9.1 Notwithstanding the incorporation herein of Section 14 of the Master Lease, except as provided in this Section 9.1, Subsublandlord shall not have the right to require Subsubtenant to remove alterations, installations, additions or improvements from the Premises; provided, however, that Subsubtenant shall be required to remove from the Premises any of such items made or installed by it which, pursuant to the Master Lease, Sublandlord and/or Subsublandlord is required to remove. Subsublandlord shall forward to Subsubtenant any notice received from Master Landlord requiring removal of any of such items and any such notice shall be binding on Subsubtenant, regardless of when received by it. Subsubtenant's removal obligations pursuant to this
Section 9.1 shall also include all related restoration as required by Sections 13 and 14 of the Master Lease or any other applicable provision thereof.

              9.2 Subsubtenant shall, with the exception of minor modifications, (such as, the installation of pictures, voice/data cable, etc.), not commence or prosecute any alterations, installation, addition or improvements unless, in addition to having complied with all other provisions of this Subsublease and the Incorporated Provisions as incorporated herein, Subsubtenant shall have furnished to Subsublandlord (a) a fixed price general contract covering the same, and (b) payment and performance bonds in favor of Subsublandlord, Subsublandlord and the Master Landlord guaranteeing lien free completion of the work in form, amount and issued by a surety satisfactory to Subsublandlord in its reasonable judgment. Additionally, consent by Sublandlord, and Subsublandlord shall not unreasonably be withheld or delayed.



       10.    Notices.

              Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Notice") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or by registered or certified mail, return receipt requested, posted in a United States post office station or depository in the continental United States, addressed

                  (i) to Subsubtenant at its address first above written,
Attention: Mr. Arnold Robin, President , Syndicated Office Systems, 3 Imperial Promenade, Suite 1100, Santa Ana, California 92707,

                  (ii) to Subsublandlord, Attention: Mr. Mark Malford, Chief Operating Officer, AmeriQuest Technologies, Inc., 3 Imperial Promenade, Suite 300, Santa Ana, California 92707.

Either party may, by Notice actually received, designate (i) a different address in the United States for Notices intended for it, and (ii) require the other party to provide a copy of any Notices to any other person at any other address in the United States.



       11.    Parking.

              Subject to the provisions of Section 40 of the Master Lease pertaining to the parking rights granted to Subsublandlord, Subsubtenant shall have the right to utilize all of the parking spaces allocated to Subsublandlord under Section 1(k) of the Master Lease (the "Allocated Spaces"), and Subsublandlord shall transfer to Subsubtenant on or prior to the Commencement Date the proportionate share of parking cards for Suite 200, which shall include 13 reserved parking spaces, identified as numbers 67 through 73 inclusive, and 49 through 54, until Subsubtenant's occupancy of Suite 300 then all of the parking cards, which shall include 12 reserved parking spaces, identified as number 55 through 66, inclusive, shall be transferred and/or any other access devices for the same to the extent provided to Subsublandlord by Master Landlord.

              Notwithstanding any provisions to the contrary herein or in the Master Lease, Subsubtenant shall have the right to use the Allocated Spaces free of any additional charge until March 31, 2000. Thereafter, Subsubtenant shall pay to Subsublandlord, on a monthly basis, as Additional Rent, $25 per space for the balance of the Term of this Subsublease. Nothing contained in the Paragraph 11 shall be construed as Master Landlord's agreement to provide any parking to Sublandlord, Subsublandlord, or Subsubtenant free of charge or at a discount.


       12.    Signage.

              Subsubtenant shall be entitled to Subsublandlord's signage rights as set forth in Section 55 of the Master Lease, subject to the review and approval of such signage by the Master Landlord and the City of Santa Ana. The cost of removal of the existing signage, together with the costs of all Subsubtenant's signage and installation, maintenance and ultimate removal thereof shall be at Subsubtenant's sole expense. In addition, Subsubtenant shall have the right to the top name on the monument sign on the corner of Imperial Promenade and Regency Boulevard.


       13.     Master Landlord's and Sublandlord's Consent.

               As an inducement to the Master Landlord and Sublandlord to consent to this Subsublease, and as required by Section 26(d) of the Master Lease, Subsublandlord and Subsubtenant each agree as follows:

               (a) This Subsublease shall be subject and subordinate to the Master Lease and the Sublease and to all mortgages recorded against the Building and underlying land prior to the date hereof;

               (b) Master Landlord and Sublandlord may enforce the provisions of this Subsublease, including the collection of rent;

               (c) In the event of termination of the Master Lease for any reason, including without limitation, a voluntary surrender by Sublandlord or Subsublandlord, or in the event of any re-entry or repossession of the Premises by Master Landlord, Master Landlord may, at its option, either

                    (i)    terminate the Subsublease or;

                    (ii) take over all of the right, title and interest of Subsublandlord, as subsublessor, under this Subsublease, in which case Subsubtenant shall attorn to Master Landlord, provided that Master Landlord shall not (1) be liable for any previous act or omission of Subsublandlord under this Subsublease; (2) be subject to any defense or offset previously accrued in favor of Subsubtenant against Subsublandlord; or (3) be bound by any previous payment by Subsubtenant of more than one month's rent.


       14.    Miscellaneous.

              (a) The obligations of Subsublandlord hereunder accruing at any time shall be binding only upon the owner, at that time, of the leasehold estate under the Master Lease, and each purchaser or transferee of such leasehold estate shall be deemed to have assumed the obligations of Subsublandlord hereunder accruing during the period of its ownership. Subsublandlord's liability under this Subsublease and any other liability of Subsublandlord relating or with respect to the Premises shall be limited to Subsublandlord's leasehold estate under the Master Lease and any judgment entered against Subsublandlord on or with respect to such liability may be enforced only against such leasehold estate, any other recourse being expressly waived by Subsubtenant.

              (b) Subsublandlord shall have no liability to Subsubtenant on account of any failure or refusal by Master Landlord to grant any approval or consent. Moreover, Subsublandlord shall have no liability to Subsubtenant on account of any failure or refusal by Subsublandlord to grant any approval or consent. In any instance in which Subsublandlord is required by any provision of this Subsublease (including any of the Incorporated Provisions as incorporated herein) or applicable law to not unreasonably withhold consent or approval, Subsubtenant's sole remedy shall be an action for specific performance or injunction requiring Subsublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subsubtenant.

              (c) Subsubtenant represents and warrants to Subsublandlord that Subsubtenant has dealt with no broker, agent or finder in connection with this Subsublease other than C.B. Commercial, and Subsublandlord represents and warrants to Subsubtenant that Subsublandlord has dealt with no broker, agent or finder in connection with this Subsublease other than John Gillespie (all two
(2) together, the "Recognized Brokers") and Subsubtenant and Subsublandlord each hereby agree to indemnify the other against any claim for commission or other compensation in connection with this Subsublease made against the other party by any broker, agent or finder other than the Recognized Brokers, including attorneys fees incurred by such other party in the defense of any such claim.

CB Commercial as representative of Subsubtenant shall be paid a commission by Subsublandlord equal to 3% of the Fixed Rent as defined in Paragraph 4.1 of the Subsublease for the entire term based on the Premises subsubleased by Subsubtenant. In addition, John Gillespie, as representative of Subsublandlord, shall be paid a commission of 1.5% of the Fixed Rent as defined in Paragraph 4.1 of the Subsublease for the entire term based on the Premises subsubleased by the Subsubtenant. The commission shall be due one-half at execution of the subsublease and one-half prorated upon occupancy of Suite 200 and Suite 300 outlined in Paragraph 2. Commission agreements between; Subsublandlord and C.B. Commercial dated January 25, 1996, and Subsublandlord and John Gillespie dated January 25, 1996, have been executed by Subsublandlord. Should Subsublandlord not pay the commission within 15 days of the commission due date, Subsubtenant, has the right to pay C.B. Commercial and John Gillespie directly and offset such payment against the amount of Rent payable under the Subsublease.

              (d) Except as provided in Section 4, this Subsublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Subsublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Subsublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Subsublease shall be deemed to have been waived by Subsublandlord or Subsubtenant unless such waiver be in writing and signed by Subsublandlord or Subsubtenant, as the case may be. The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Subsublandlord and Subsubtenant and their respective permitted successors and assigns.

              (e) In the event that any provision of this Subsublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Subsublease shall be unaffected thereby.

              (f) Capitalized terms used herein shall have the same meanings as are ascribed to them in the Master Lease, unless otherwise expressly defined herein.

              (g) The submission of this document by Subsublandlord to Subsubtenant shall not constitute an offer by Subsublandlord and Subsublandlord shall not be bound in any way unless and until this Subsublease is executed and delivered by both parties.



       15. Participation Agreement; Agreement Regarding Engineering and Construction Services.

              Subsublandlord and Subsubtenant acknowledge that Sublandlord has entered into the following two agreements with Master Landlord; (1) Participation Agreement dated as of June 27, 1989, pertaining to the transfer, assignment and conveyance to Subsublandlord of an appreciated value interest (as defined therein) in the Building, and (2) Agreement dated as of June 27, 1989, wherein Sublandlord is granted the right to negotiate for and/or perform certain engineering and construction related services in connection with the Building (collectively, the "Unrelated Agreements"). Subsubtenant and Subsublandlord acknowledge and agree that neither shall have any right or interest in any respect whatsoever in the Unrelated Agreements arising from this entry into this Subsublease or otherwise.

       16.    Binding Effect.

              This Subsublease shall be binding on the parties hereto only upon full execution and delivery of this Subsublease by both Subsublandlord and Subsubtenant's and acknowledgment by Master Landlord. Syndicated Office Systems, Inc. and Tenet Healthcare Corporation shall be jointly and severally liable for Subsubtenant's obligations under this Subsublease.


       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Subsublease as of the day and year first above written.

                        SUBSUBLANDLORD

                        AMERIQUEST TECHNOLOGIES, INC.

                        By:
                           ---------------------------------

                        Its:
                            --------------------------------



                        SUBSUBTENANT:

                        SYNDICATED OFFICES SYSTEMS, INC

                        By:
                           ---------------------------------

                        Its:
                            --------------------------------



                        TENET HEALTHCARE CORPORATION

                        By:
                           ---------------------------------

                        Its:
                            --------------------------------